UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 25, 2012

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On April 25, 2012, GNC Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2012.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01               Other Events.

On April 25, 2012, the Company issued a press release announcing that its board of directors has authorized and declared a cash dividend for the second quarter of 2012 of $0.11 per share of its common stock. The text of the press release is included as Exhibit 99.1 to this Form 8-K.  The dividend will be paid on or about June 29, 2012 to stockholders of record as of the close of business on June 15, 2012.

On April 25, 2012, the Company issued a press release announcing the extension of its share repurchase program.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.  The share repurchase program, which previously authorized the Company to purchase up to 1.0 million shares of its outstanding Class A common stock, was extended to authorize the Company to purchase up to an additional 500,000 shares of its outstanding Class A common stock.  The Company has no obligation to repurchase shares under the share repurchase program.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits.

(d)                             Exhibits:

Exhibit Number	Description

99.1	Press Release, dated April 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2012

GNC HOLDINGS, INC.

	By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated April 25, 2012